                                                                   EXHIBIT 10.10

                             ALEXANDER JULIAN, INC.
                               63 Copps Hill Road
                              Ridgefield, CT 06877

                                                as of January 1, 1996

Windsong, Inc.
224 Riverside Avenue
Westport, CT 06880

Attention: Joseph Sweedler

Gentlemen:

      You have requested that Alexander Julian, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), grant to Windsong, Inc., a Connecticut corporation, ("Windsong"), the exclusive right to use the trademark COLOURS BY ALEXANDER JULIAN, whether registered or not, (the "Trademark"), in connection with the manufacture, importation, distribution, advertising and sale of the products listed in Exhibit A (the "Products"). This letter sets forth the terms on which the Company agrees to grant such rights.

      1. Grant.

            1.1 Subject to the terms and conditions hereof the Company hereby grants to Windsong and Windsong hereby accepts, an exclusive license to use the Trademark, including all of the rights and privileges that the Company has or shall acquire during the term hereof in utilizing the Trademark, solely in connection with the manufacture, importation, distribution, advertising and sale of the Products in the countries set forth in Exhibit B which is attached hereto (the "Territory").

            1.2 Windsong shall not manufacture, distribute or sell any merchandise utilizing the Trademark, except as specifically provided for herein, in the Territory or otherwise. All articles other than the Products are expressly excluded from this Agreement.

      2. Design and Manufacture of the Products.

            2.1 In accordance with industry practice and timetables the Company shall develop and present design information and product specifications and Windsong shall prepare finished designs and prototype samples of the Products, and shall submit such items to the Company for its written approval prior to use. The Company will consider suggestions of Windsong, but the Company will have ultimate design control.

Windsong shall make no changes in the design of the Products unless such changes are consented to by the Company by prior written approval. In the event that the Company does not respond within fifteen days, then its approval shall be deemed to have been given. The finished design Products produced by Windsong shall be submitted to the Company for approval in a timely, formal, unified and cohesive presentation.

            2.2 Windsong agrees to produce, and manufacture and diligently promote the Products for each selling season during the term of this Agreement.

            2.3 All designs and product information, including without limitation, sketches and swatches, whether final or rough, for the Products are and shall be the sole and exclusive property of the Company, shall be returned to the Company, shall not be disclosed or furnished by Windsong to any other person, firm or corporation (except in accordance with this Agreement). Windsong shall not manufacture or sell any Product bearing designs copied from the Products of the Company or using trademark, copyrights or designs which are confusingly similar to the Trademark used in conjunction with the Products, or any other property proprietary to the Company, without the prior written consent of the Company.

            2.4 The Products shall at all times be manufactured, packaged, sold, marketed, distributed, advertised or otherwise promoted in a manner appropriate for and consistent with the "Approved Quality" products. For purposes hereof, a Product shall be deemed to be of "Approved Quality" if the quality of such Product is equal or superior to the quality of a sample of such Product previously approved by the Company.

            2.5 All of the Products shall be manufactured, labeled, packaged, sold, marketed, distributed, advertised or otherwise promoted in accordance with all applicable federal, state and local laws and regulations.

            2.6 The styles, designs, packaging, labels, contents, fabric, color, workmanship and quality of all of the Products shall require the approval of the Company pursuant to the terms of this Agreement to insure that the Products manufactured, sold or distributed hereunder are of Approved Quality.

            2.7 Windsong acknowledges that the Trademark has established prestige and goodwill and is well-recognized in the mind of the trade and the public, that it is of great importance and value to the Company, and that in the sale of the various lines of the Company's products, including the Products, the high standards and reputation that the Company and the Trademark have established be maintained. Accordingly, all Products produced by Windsong hereunder shall be of first quality and uniform workmanship, with strict adherence to all details, colors and other characteristics which have been approved by the Company. Windsong shall make no changes in any of the Company's

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designs, its Products or samples approved by the Company without the prior written approval of the Company as to the changes. From time to time during production, Windsong shall, at reasonable times and upon reasonable notice during the term hereof, upon the Company's request, make its facilities available to the Company for inspection by its representative during usual working hours. Off-quality, irregular or damaged Products, or otherwise defective merchandise shall be clearly marked as such, and shall not bear the Trademark or trade name unless consented to in writing by the Company or unless the removal of such mark or name would destroy the Product. Windsong shall provide, and be financially responsible for, samples and related materials.

            2.8 All the Products shall be manufactured in the Territory or in countries outside the Territory which have received prior written approval by the Company. Windsong will submit to the Company a list of countries and factories in which it intends to manufacture Products.

      3. Marketing of the Products.

            3.1 Windsong shall use its best efforts to exploit the rights herein granted, maximize sales and obtain as broad a distribution of the Products in the Territory as is reasonably possible consistent with the Company's high prestige and the maintenance of the Company's good will; provided, however, that none of the Products sold hereunder shall be sold to accounts which are not approved by the Company. Windsong shall provide the Company with a complete account list on an annual basis. Windsong acknowledges that the Products sold hereunder shall be sold in a manner so not to injure or in any manner diminish the substantial good will and prestige associated with items sold under the Trademark or that would otherwise injure the prestige and good will of the Company or the Trademark.

            3.2 Windsong shall be responsible for the sale of the Products through its sales force and, unless otherwise specifically provided for herein, for all matters relating to such sales, including without limitation, credit determination, billing and shipping.

            3.3 Windsong shall establish, maintain and operate a full time showroom for the display of the Products in New York, NY. In addition, Windsong shall display Products semi-annually at the Magic Trade Show in Las Vegas, Nevada. All matters involving the display shall have the prior written approval of the Company.

            3.4 Windsong shall cause appropriate copyright, trademark, service mark or other notice desired by the Company relative to the Trademark to appear on or with all labels, cartons, containers, packing or wrapping material, advertising, art work, designs, promotional or display material bearing the Trademark. Copies of each and every tag, label, imprint, or other device containing any such notice, trademark or otherwise relating to the Products and all advertising, art work, designs, packaging, promotional, display or publicity material bearing the Trademark including press releases, annual reports and promotional brochures (with respect to material pertaining to the Company or Trademark only) and promotional brochures shall be submitted by Windsong to the Company for its written approval prior to use by Windsong, which approval or rejection shall be given within five (5) working days of receipt thereof. Failure to respond within such time shall be deemed approval. None of such material shall bear the name of any other firm or person, except that certain advertising may bear the name of retail establishments with which Windsong is doing cooperative advertising. All such material shall be of a taste level consistent with the Company's reputation and image and shall be delivered to the Company in a timely manner so as to allow for due consideration and modification by the Company. Approval by the Company shall not constitute waiver of the Company's rights or Windsong's duties under any provision hereof. Windsong shall not vary the Trademark.

            3.5 Windsong and the Company shall jointly prepare prior to year end a written annual marketing plan detailing their strategies for the ensuing period, with respect to sales, marketing, advertising and sales support.

      4. Use of Trademark.

            4.1 Windsong acknowledges that the Company has the sole and exclusive ownership of the Trademark in connection with the Products in the Territory. The Company agrees to maintain the Trademark for the term of this Agreement and in connection with the protection and defense thereof will consider all information from Windsong with regard to the potential infringement of the Trademark with respect to the Products, it being understood that all action or inaction with regard to protection of the Trademark shall be in the sole discretion of the Company.

            4.2 Windsong shall cause to appear on everything which uses, bears or displays the Trademark, including without limitation, all labels, packaging, tags, advertising, annual reports, art work, designs, and promotional or display material therefor, a notice proclaiming and identifying the Trademark appearing therein as proprietary to the Company, as the Company may deem appropriate or as may be required by law or governmental regulation. No name and no product other than the Products shall be used in connection with the Trademark in any advertising, publicity, labeling, wrapping or packaging under the control of Windsong in connection with the Products, except as to which the Company may consent in writing or as otherwise provided herein with respect to trade or coop advertising or as may be required by law.

            4.3 Windsong agrees that it will not have or obtain, by exercising its rights under this Agreement or otherwise, any right or interest in the Trademark, beyond the rights specifically granted in this Agreement. Windsong further agrees that the Trademark used by Windsong in connection with the Products which might suggest that they are indicia of source, shall, with all of the goodwill relating thereto, inure to the benefit of and be the sole property of the Company. If, contrary to the provisions of this Agreement, Windsong during or after the Term of this Agreement, obtains any right or interest in the Trademark by any cause, then Windsong will immediately assign it, along with any accompanying goodwill, to the Company, at Windsong's expense, in accordance with the Company's written instructions. If any such right or interest is not assigned or assignable for any reason, Windsong agrees never to exercise such right or interest by exploiting it directly or indirectly, or by preventing the Company or any other person authorized by the Company from exploiting it.

            4.4 Windsong shall use the Trademark in each jurisdiction in the Territory in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by such jurisdiction's applicable legal provisions.

            4.5 Windsong represents, warrants and covenants to the Company that Windsong (directly or through any affiliated or unaffiliated person) has not made and will not during and after the Term make, and does not and will not in any manner during and after the Term wholly or partially hold or control, or represent directly or indirectly that it holds or controls, any applications, registrations, or other indicia of ownership of the Trademark, or of any other property proprietary to the Company, or of any word, name, symbol or design which might suggest an association with the Company within or outside the Territory. Windsong agrees that it shall not, directly or indirectly, during the Term of this Agreement or thereafter, (i) challenge, contest or attack the Company's ownership of or the validity of the Trademark, or any application for registration thereof, or (ii) seek to register or claim ownership of any of the Trademark, or any other trademark confusingly similar to the Trademark.

            4.6 Windsong shall not at any time use, promote, advertise, display or otherwise commercialize the Trademark, or any variation thereof, or any material utilizing or reproducing the Trademark, unless Windsong does so in such manner as will not adversely affect any right of ownership of the Company therein.

            4.7 Windsong shall not use the Trademark in any manner likely to cause confusion or doubt in the mind of the public as to the ownership and control thereof or in any manner that does not make clear that the Trademark are owned and controlled exclusively by the Company.

            4.8 Windsong shall, in connection with its duty to use the so as to promote the continuing goodwill thereof, give immediate attention and take necessary action to satisfy all material and legitimate customer complaints brought to the attention of Windsong in connection with the Products or other materials using the Trademark. Windsong shall give the Company immediate notice of all complaints that might affect the good standing of the Trademark or the reputation of the Company and also of all complaints that might result in legal action between the Company and any third party, and shall cooperate with the Company upon request to achieve as good a reputation and press for the Trademark as possible.

      5. Infringement.

            5.1 Windsong agrees to assist the Company, to the extent reasonably necessary, in the procurement of any protection or to protect any of the Company's rights in and to the Trademark in the Territory, both during and after the Term of this Agreement, including without limitation the procuring of trademark registrations. The Company, if it so desires, may commence or prosecute any claim or suit in its own name or join Windsong as a party thereto with the consent of Windsong. Windsong will immediately notify the Company in writing of any infringement or imitation of, or any other event or claim adverse to or in violation of the Company's rights or interests in, the Trademark, occurring within or outside the Territory, which comes to Windsong's attention. The Company shall have the absolute right to determine whether or not any action shall be taken on account of any such infringements or imitations and Windsong shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of the Company; however, should Windsong desire to take any action in respect of an infringement of the Trademark, the Company agrees to cooperate reasonably with Windsong in arriving at a mutually acceptable basis upon which to proceed with such action.

            5.2 The Company does hereby indemnify and agree to hold Windsong harmless during and after the Term from and against any and all liabilities, claims, causes of action, suits, damages, loss, expenses, or other injury (including reasonable attorneys' fees and expenses), in connection with any legal or other formal proceeding by a third person against Windsong in which Windsong's proper reproduction or use of the Trademark in accordance with this Agreement is attacked for infringement of such third-person's proprietary rights. This obligation is conditional on Windsong notifying the Company promptly in writing of such proceeding or potential proceeding, on the Company having sole right to control all aspects of the defense of such proceeding (including choice of attorney and settlement), and on Windsong assisting and fully cooperating with the Company in connection with such proceeding.

            5.3 Windsong does hereby indemnify and hold the Company harmless during and after the Term from and against any and all claims, liabilities, damages, causes of action, suits, losses, expenses or other injury (including reasonable attorney's fees and expenses) arising in any way out of Windsong's activities hereunder, including without limitation any actual or alleged: (i) Windsong violation of this Agreement; (ii) violation by any subcontractor of the terms of this Agreement; (iii) claim by any employee or subcontractor permitted by Windsong to produce or participate in the production of the Products; or (iv) other act or omission of such employee or subcontractor in connection with this Agreement. Windsong's indemnity obligation includes without limitation claims for alleged improper reproduction or use of the Trademark, or except as may be limited by paragraph 5.3 of actual or alleged violation of any copyright, trademark, service mark, certification mark, patent, confidential information, privacy, publicity or other rights, and claims for injury or damage related to any alleged defect in any Product, or the failure of any product to conform to applicable law. In the case of a legal or other proceeding by a third person against Windsong, relating to this provision, the Company shall assist and fully cooperate with Windsong in connection with such proceeding. Windsong shall provide Company with copies of all court pleadings, correspondence and any other relevant documentation relating to any such action.

      6. Compensation and Certain Definitions.

            6.1 "Net Sales" shall mean the invoice price charged by Windsong, for the sale or other exploitation of the Products in the Territory, as well as the fair market value of any other compensation received by Windsong with regard thereto. No set-offs or deductions of any kind may be taken in the determination of Net Sales or the royalties due the Company hereunder, except that Windsong may deduct standard trade, advertising and promotional discounts actually given, actual returns, bad debts, tariffs, import/export duties, freight and sales taxes.

            6.2 "Annual Period" shall mean the twelve (12) month period commencing on January 1, and ending on December 31, for the term of this Agreement, except that the first Annual Period shall commence on [***] and end on [***].

            6.3 Annual Minimum Payments. During the initial term of this Agreement Windsong shall pay the Company a Minimum Annual Payment. Annual Minimum shall be paid in quarterly payments on January 1, April 1, July 1, and October 1 of each Annual Period. The Annual Minimum for the First Annual Period shall be [***] and thereafter shall be [***]. Thereafter the Annual Minimum payment shall be [***].

[***] Confidential treatment requested. Omitted portions have been filed separately with the Commission.


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

            6.4 Percentage Payments. During the term of this Agreement, Windsong shall pay the Company a percentage payment of [***] Net Sales (the "Percentage Payment"). Any Percentage Payment due the Company for any calendar quarter during the Annual Period shall be paid by Windsong within thirty (30) days following the end of such calendar quarter. Additionally, if certain products designed by the Company (which shall be approved by the Company) but which do not bear the Trademark are sold by Windsong or off-price or irregular sales then the Company shall receive a percentage payment of [***].

            6.5 Payments of Annual Minimums for each Annual Period shall at all times be credited against the Percentage Payment due for the same Annual Period.

            6.6 In no event shall the Percentage Payment for any Annual Period in excess of the Minimum Payment for the same Annual Period be credited against any payment due for any other Annual Period.

            6.7 All amounts payable hereunder shall be paid in United States Dollars.

            6.8 All payments hereunder which are overdue fifteen (l5) business days or more shall bear interest at [***]% above the prime rate from the due date.

            6.9 Windsong shall promptly reimburse the Company upon presentation of an appropriate invoice for any travel or related expenses incurred by the Company and its employees in connection with this Agreement, including without limitation, sourcing travel, personal appearances, headquarters or sales visits which shall be discussed with Windsong. It is understood that travel for its principal designer shall be first class and for others business class whether domestic or foreign.

      7. Advertising and Marketing Assistance.

            7.1 During the term hereof in each Annual Period commencing January 1, 1996, Windsong shall set aside and pay over to the Company for advertising of the Trademark and the Products, [***]. All matters pertaining to such advertising shall be determined by the Company, including without limitation conception, development, content and placement. The Company shall consult periodically with Windsong regarding such program through the annual plan. Windsong and the Company shall account in writing to each other for all expenditures made hereunder. For purposes hereof, expenditures on advertising shall consist of the out-of-pocket cost of space and time in any media as well as direct production costs related thereto, direct out-of-pocket expenditures relating to public relations or in store

[***] Confidential treatment requested. Omitted portions have been filed separately with the Commission.


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

seminars, promotions, displays, exhibits or joint showrooms may also constitute expenditures on advertising as well as fashion shows, press kits and videos. Windsong shall have annual audit rights with regard to advertising expenditures.

            7.2 Any and all advertising undertaken by Windsong shall have the prior written approval of the Company.

            7.3 All advertising (except cooperative advertising), art work, involving the Trademark, or any reproduction thereof, shall, notwithstanding their creation, invention or use by Windsong, be and remain the property of the Company and the Company shall be entitled to use the same. Upon the termination of this Agreement, all art work shall be delivered to the Company.

      8. Accounting.

            8.1 Windsong shall deliver to the Company, at the time each Percentage Payment is due, a full and complete statement (a form of which has been submitted to and approved by the Company and which is attached as Exhibit
C) indicating the amount of the Net Sales for the period covered by the Percentage Payment. Each statement shall show the category, style number, description, invoice price and gross sales of all of the Products by categories and styles during the period covered by the Percentage Payment, as well as the amount of authorized deductions therefrom as permitted under this Agreement, including actual trade discounts and returns, and computation of the amount of Percentage Payment due hereunder in respect of such Net Sales for such period. Such statement shall in each instance be certified by the Chief Financial Officer of Windsong. Such statement shall be furnished irrespective of the quantity of the Products sold during the period for which such statement is due; provided, however, no statement shall be delivered until actual sales of the Products have occurred. The Company shall have the right to inspect return reports.

            8.2 Windsong shall prepare and maintain, in accordance with generally accepted accounting principles as consistently applied by Windsong, complete and accurate books of account and records covering all transactions relating to the rights hereby granted. The Company and its duly authorized representatives shall have the right upon reasonable advance notice to examine said books of account and records and other documents and material in the possession or under the control of Windsong to the extent reasonably required to verify the amount of Net Sales of the Products, deductions, and compensation payable with respect to such sales, and to make extracts therefrom. All such books of account, records and documents shall be kept available by Windsong for the Company's inspection during the term of this Agreement. In the event that Windsong shall not deliver or make available in a timely manner the reports referred to herein, then the Company or its representative shall have the right to audit the books and records of


                                       9
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Windsong to determine the information contained in such reports and the expense of any such audit shall be borne by Windsong. This remedy shall be in addition to and without limitation to any other which the Company may have under this Agreement or otherwise.

            8.3 The Company may, in its sole discretion and at its sole expense, cause an independent public accountant of its choice, upon reasonable advance notice to Windsong, to examine Windsong's books and records to verify the accuracy of the statements submitted by Windsong and to determine the amounts due the Company hereunder. Such examination and audit shall be at the Company's own expanse and shall be limited to no more than one such audit during any Annual Period; provided, however, that if such examination or audit discloses an underpayment of the total compensation due to the Company of [***] for the Annual Periods covered by such audit, then reasonable expenses incurred by the Company in connection with the examination and audit shall be borne by Windsong.

      9. Term.

            9.1 The initial term of this Agreement shall be from [***] and continuing through December 31, 2001; provided, however, that unless sooner terminated in accordance with its terms. Windsong shall have the right to renew this agreement for one additional period of five years, which renewal period shall end on December 31, 2006, if at least [***] prior to the conclusion of such term, written notice of such renewal is delivered to the Company by Windsong. The foregoing rights of extension shall only be exercisable for Windsong if Windsong shall have achieved Net Sales for the Products of [***] for the twelve months ending December 31, 2000.

            9.2 It is understood that in the event that this Agreement is not renewed or extended on [***] or [***], as the case may be, then, the Company shall thereafter be free to negotiate with any other party in respect of the rights contained in this Agreement and to manufacture, distribute and sell the Products under the Trademark (either alone or in concert with a third party), provided that none of the Products is delivered for sale prior to the termination date of this Agreement.

            9.3 In the event that the following sales volume is not achieved, the Company shall have the right to terminate the contract:

                  Year ending                         Volume
                  December 31, [***]                  [***]
                  December 31, [***]                  [***]
                  December 31, [***]                  [***]

      10. Default.

[***] Confidential treatment requested. Omitted portions have been filed separately with the Commission.


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

            10.1 The following shall constitute events of default on the part of
Windsong: (a) If any Advance Payment or Percentage Payment or other payment shall not be paid when due and such default continues for more than five (5) days after written notice thereof, or (b) if Windsong attacks the title or any rights of the Company in and to the Trademark or otherwise attacks the validity of this Agreement, or (c) if Windsong, except for reasons of force majuer, (i) ceases to manufacture, sell or distribute the Products unless otherwise provided for herein for a period of fifteen (15) days, or (ii) defaults in performing any of the other material terms of this Agreement, including but not limited to its obligations to use the Trademark and to not misuse the Trademark, and in each instance continues in default for a period of thirty (30) days after written notice thereof, or (d) if a receiver is appointed for it, or (e) if Windsong is adjudicated bankrupt or insolvent or makes application for relief as a debtor under any federal or state bankruptcy law, or (f) if Windsong defaults on any obligation which is secured by a security interest in any of the Products covered by this Agreement, then, in any such event, the Company shall have the right, exercisable in its sole discretion, to terminate this Agreement upon ten
(10) days' written notice to Windsong of its intention to do so, and upon the expiration of such 10 day period, this Agreement shall automatically terminate and be of no further force and effect without prejudice to any remedy of the Company for the recovery of monies then due it under this Agreement or in respect of antecedent breach of this Agreement, and without prejudice to any other rights of the Company, including without limitation, damages for breach to the extent that the same may be recoverable. No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff, or any other officer of the court or official charged with taking over custody of Windsong's assets or business shall have the right to continue the performance of this Agreement.

            10.2 Windsong shall have the right to terminate this Agreement (a) if the Company defaults in performing any of the material terms of this Agreement and continues in default for a period of thirty (30) days after notice thereof, or (b) if the Company is adjudicated bankrupt or insolvent, or makes application for relief as a debtor under any federal or state bankruptcy act, or
(c) if a receiver is appointed for it. Windsong's right of termination shall take effect upon ten (10) days written notice thereof to the Company.

      11. Disposal of Stock Upon Termination or Expiration.

            11.1 Upon termination or expiration of this Agreement, Windsong shall provide the Company with an accurate inventory of Windsong's Products as of the termination date. Additionally, the Company or its agent shall have the right within ten (10) days of submission of the inventory to make an audit of Windsong's inventory of the Products. After termination of this Agreement, provided that Windsong is not in default hereunder, Windsong may dispose of the Products which are on hand or in process at the time notice of termination is received for a period of one hundred eighty (180) days, on a non-exclusive basis, after date of termination, provided Windsong fully complies with all provisions of this Agreement hereof in connection with such disposal (including, but not limited to, payment of Percentage Payments pursuant to Paragraph 6 hereof).

      12. Effect of Termination.

            12.1 It is understood and agreed that except for the right to use the Trademark as specifically provided for in this Agreement, Windsong shall have no right, title or interest in or to the Trademark. Upon and after the termination of this Agreement and except as granted in Paragraph 11 hereof, all rights granted to Windsong hereunder, together with any interest in and to the Trademark and corresponding goodwill that Windsong may acquire, shall forthwith and without further act or instrument be assigned to and revert back to the Company. In addition, Windsong will execute any instruments reasonably requested by the Company to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without further consideration other than the mutual agreements contained herein. The Company shall thereafter be free to assign or license to others the use of the Trademark in connection with the manufacture and sale of the Products covered hereby, and Windsong will refrain from further use of the Trademark or any further reference to it, direct or indirect, or anything deemed by the Company, in its sole opinion, to be similar to the Trademark in connection with the manufacture, sale or distribution of Windsong's products, except as specifically set forth in Paragraph 11 hereof.

      13. Insurance.

            13.1 Windsong shall procure and maintain at its own expense in full force and effect at all times during which the Products are being sold, a comprehensive liability insurance policy (including contractual and product liability) from a reputable insurance company with respect to all of the Products with a limit of liability of not less than $5,000,000 per occurrence and $2,000,000 per person. Such insurance may be obtained by Windsong in conjunction with a policy of products liability insurance which covers products other than the Products. Windsong shall deliver a certificate evidencing said insurance policy, and such policy shall name the Company as an additional insured to the extent of its interests, and shall provide that it may not be canceled or changed without thirty (30) days prior written notice to the Company.

      14. Certain Representations and Warranties.

            14.1 Windsong represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder and that it has sufficient financial capability to fulfill all of its obligations hereunder.

            14.2 The Company hereby represents and warrants that it is the owner of the Trademark, and has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. The Company shall have the right to change the Trademark to resolve any actual or potential conflict with the rights of third parties.

            14.3 Windsong represents and warrants that it will assign any and all design patents, copyrights, invention or other items of intellectual property that may have been developed or produced relating to the Products produced under this Agreement to the Company notwithstanding the invention or use by Windsong.

      15. Samples.

            15.1 Windsong shall provide the Company with samples from time to time as needed for marketing purposes, as may be reasonably requested by the Company.

      16. Arbitration.

            16.1 Except as specifically set forth in this Agreement, any and all disputes, controversies and claims arising out of or relating to this Agreement, or with respect to the construction of this Agreement, or concerning the respective rights or obligations hereunder of the parties hereto and their respective permitted successors and assigns (except disputes, controversies and claims relating to or affecting in any way the Company's ownership of, or rights to, or the validity of the Trademark or any registration thereof or infringement thereof, as set forth in Paragraph 6) shall be determined by arbitration of a panel of three (3) arbitrators in New York, New York, in accordance with and pursuant to the then existing rules of the American Arbitration Association. Windsong acknowledges that any unauthorized reproduction or use of the Trademark, during or after the Term, which violates this Agreement or is otherwise improper, will be an infringement of, and will immediately and irreparably damage the Company, and the Company's rights and interests in and to, and the value to the Company of, the Trademark, within and outside the Territory. Windsong agrees that the Company, provided it is not in breach of any of the terms in this Agreement, is entitled to preliminary and permanent injunctive relief and any and all other remedies for enforcement of rights to stop such reproduction or use. This Paragraph will in no way limit the Company from obtaining any and all other relief to which it may be entitled. Any arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction thereof. Jurisdiction in the state and federal courts of New York is hereby consented to by the parties for such purposes. The service of any notice, process, motion or other document in connection with an arbitration award hereunder may be effectuated either by personal service upon a party or by certified or registered mail to the respective addresses herein provided. The arbitrators shall have no right to amend or supplement this Agreement.

      17. Notices, etc.

            17.1 All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been properly given or sent on the date when such notice, request, consent or communication is (a) personally delivered and acknowledged, or (b) if mailed, when received by certified or registered mail, at the address of the parties set forth below, or at such other address or addresses as any of the parties hereto shall have heretofore designated by notice hereunder.

If to the Company:

                  Alexander Julian Inc.
                  63 Copps Hill Road
                  Ridgefield, Connecticut 06877

                  Attention: Alexander Julian

      If to Windsong:

                  Windsong
                  224 Riverside Avenue
                  Westport, CT 06880

                  Attention: Joseph Sweedler

      18. Relationship Between the Parties.

            18.1 Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers. Neither party shall represent itself as the agent or legal representative of the other party for any purpose whatsoever and shall have no power to obligate or bind the other party in any manner whatsoever.

      19. Waiver.

            19.1 None of the terms hereof can be waived or modified except by an express agreement in writing signed both parties hereto. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all such rights. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity. No person, firm or corporation, other than the parties hereto, shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

      20. Assignment.

            20.1 This Agreement may not be assigned by Windsong without prior written consent of the Company. Windsong may not grant sublicenses. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

      21. Brokerage.

            21.1 The parties in their negotiations relative to this Agreement have not utilized the services of any finder, broker or agent. Each party agrees to indemnify the other party against and hold it harmless from any and all liabilities (including without limitation, reasonable attorney's fees) to any person, firm or corporation claiming commissions or fees in connection with this Agreement or the transactions contemplated hereby as a result of an agreement with or services rendered to such party.

      22. Paragraph Headings.

            22.1 The captions of paragraphs have been inserted for convenience only and shall not be given any legal effect.

      23. Applicable Law.

            23.1 This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to contracts made and performed therein (without applying New York conflict of laws rules). If any applicable mandatory law prevents application of New York law to a provision of this Agreement, all other provisions will remain subject to New York law.

      24. Severability.

            24.1 In the event that any one or more provisions of this Agreement shall at any time be found to be invalid or otherwise rendered unenforceable, including with respect to all or part of the Territory, then such provision or provisions shall be severable from this Agreement (but only with respect to that part of the Territory) and the validity or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

      25. Entire Agreement.

            25.1 This Agreement expresses fully the understanding between the parties and all prior understandings are hereby canceled and no changes in the terms of this Agreement shall be valid except when and if reduced to writing and signed by both parties.

If the foregoing correctly sets forth our complete agreement and understanding, please so indicate by signing in the space provided below and on the duplicate copy of this letter, and thereafter returning it to the Company, whereupon this letter shall constitute a binding agreement between the Company and Windsong.

                                                Very truly yours,

                                                ALEXANDER JULIAN, INC.


                                                By: /s/
                                                    ----------------------------

AGREED TO:

As of this 1st day of January, 1996.

WINDSONG, INC.


By: /s/ Joseph Sweedler
    --------------------------------

                             Alexander Julian, Inc.
                               63 Copps Hill Road
                          Ridgefield, Connecticut 06877

                                                As of July 9, 1999

Windsong, Inc.
1599 Post Road East
Westport, Connecticut 06880

      Re: License Agreement (the "License Agreement"), dated as of January 1, 1996, Between Alexander Julian, Inc. (the "Licensor") and Windsong, Inc. (the "Licensee")

Gentlemen:

            In connection with the proposed sale of substantially all of the assets of the Licensee (including, without limitation, all of the Licensee's right, title and interest in, to and under the License Agreement) to Windsong Acquisition Corp. (the "Purchaser" pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") to be entered into between the Licensee and the Purchaser, you have requested that the Licensor consent to the assignment of the License Agreement from the Licensee to the Purchaser.

            Effective upon [***] delivery of an executed guaranty by Pietrafesa Corporation as set forth in the last paragraph of this Letter Agreement, (i) the Licensor hereby consents to the assignment of the License Agreement from the Licensee to the Purchaser [***] (ii) the Licensor and the Licensee hereby amend and restate the last sentence in Article 6.3 of the License Agreement by deleting such sentence in its entirety and inserting in lieu thereof the following: "Thereafter the Annual Minimum payment shall be [***]," and (iii) the Licensor and Licensee reaffirm all other terms and conditions of the License Agreement except to the extent modified by this Letter Agreement and the Coloursport Alexander Julian Agreement entered into simultaneously herewith.

            The Licensor and the Licensee both represent to the best of their knowledge that (i) the License Agreement is in full force and effect, and (ii) there is no dispute or disagreement between the Licensor and the Licensee with respect to the License Agreement and to the best of their knowledge there is no basis for terminating the License Agreement or asserting any indemnity claim thereunder.

            The Licensor agrees and acknowledges that in connection with the assignment of the License Agreement, Licensee may continue to sell the Products (as defined by the License Agreement, Exhibit A) to Licensee's existing customers to the extent identified on Schedule A annexed hereto and made a part hereof.

            The Licensee agrees and acknowledges that notwithstanding the Licensor's approval of the customers identified on Schedule A, Licensee will not sell the Products (without Licensor's prior written approval), to any customer who: (i) applies for, or consents to the appointment of a receiver, trustee, or liquidator for all, or a substantial part of its assets; (ii) admits in writing its inability to pay its debts as they mature; (iii) makes a general assignment or trust mortgage for the benefit of its creditors; (iv) is adjudged bankrupt or insolvent; (v) files a petition initiating any proceeding under any insolvency or other similar law; (vi) files an answer admitting the material allegations of a petition filed in any proceeding under any provision of the Bankruptcy Act or under any insolvency or other similar law, or permits any such petition to remain undismissed for a period of thirty (30) days; or (vii) permits an order, judgment or decree to be entered with or without its application, approval or consent, by any court

[***] Confidential treatment requested. Omitted portions have been filed separately with the Commission.

of competent jurisdiction approving a petition seeking its reorganization, or the appointment of a receiver, trustee, liquidator, or any similar officer of all, or a substantial part, of its assets and, if such order, judgment or decree is entered without its application, approval or consent, such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or (viii) takes any corporate action for the purpose of effecting any of the foregoing.

            The Licensor's prior written approval will be required relative to any publicity utilizing Licensor's corporate name, the name Alexander Julian. Licensor's trademarks, the License Agreement, and/or any modification of Pietrafesa Corporation's S-1 to the extent such modification concerns or relates to any of the above.

            Licensee agrees and acknowledges that there will not be any further assignment of the License Agreement without Licensor's prior written approval and that (i) any merger or acquisition of Purchaser or its parent, the result of which is that Purchaser or its parent is not the surviving entity, or (ii) any other corporate transaction whereby Philip E. Cohen is no longer in direct or indirect control of Pietrafesa Corporation, other than by death or total and permanent disability shall be considered an assignment requiring Licensor's prior written approval for the purposes of License Agreement Article 20.

            The Licensor will be timely provided with all further drafts and execution copies of (i) the "more definitive agreements" referenced in the Letter of Intent, (ii) the assignment of the License Agreement to Purchaser, and
(iii) Pietrafesa Corporation's guaranty of Purchaser's assumption of the obligations of the License Agreement.

            In the event that the License Agreement has not been assigned to the Purchaser on or before the earlier of October 31, 1999 or the date on which the Asset Purchase Agreement terminates (or, if the Asset Purchase Agreement is not entered into by the Licensee and the Purchaser, the date on which the Letter of Intent, between the Licensee and The Pietrafesa Corporation is terminated), this Letter Agreement shall automatically terminate and be of no further force or effect, after which, the parties hereto shall not have any rights or obligations under this Letter Agreement.

            This Letter Agreement represents the entire agreement of the parties hereto with respect to the subject matter expressed in this Letter Agreement, and any previous agreement or understanding between the parties hereto with respect to the subject matter of this Letter Agreement is superseded by this Letter Agreement. This Letter Agreement is governed by the laws of the State of New York.

            This Letter Agreement and the assignment of the License Agreement to Purchaser shall not become effective unless and until the obligations of the Licensee are assumed by the Purchaser and unconditionally guaranteed by the Pietrafesa Corporation in form and substance acceptable to each of the undersigned.

                                                Very truly yours,

                                                ALEXANDER JULIAN, INC., Licensor


                                                By: /s/ Alexander Julian
                                                    ----------------------------
                                                    Alexander Julian
                                                    President

Acknowledged and Agreed:

WINDSONG, INC., Licensee


By: /s/ Joseph Sweedler
    ------------------------------
    Joseph Sweedler
    President


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